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                                                                    EXHIBIT 99.1


Company Press Release


                   PRISON REALTY OBTAINS WAIVER AND AMENDMENT
                              UNDER CREDIT FACILITY

         NASHVILLE, Tenn., June 12, 2000/PRNewswire/ - Prison Realty Trust, Inc. (NYSE: PZN)("Prison Realty" or the "Company") announced today that it has obtained a waiver of existing defaults under its $1.0 billion senior secured credit facility with a syndicate of banks led by Lehman Commercial Paper Inc. as Administrative Agent, and has made amendments to the credit agreement under the facility so as to allow for continued borrowing under the facility and a comprehensive restructuring of the Company.

THE WAIVER AND AMENDMENT

         The Waiver and Amendment allows the Company to borrow up to $55.0 million under the credit facility which will be available to the Company at various times during the 2000 calendar year to meet certain of its liquidity and capital needs. Under the terms of the Waiver and Amendment, the interest rates on the loans outstanding under the facility were increased by 50 basis points, or 0.5%, while the maturities of the loans were unchanged. In connection with obtaining the Waiver and Amendment, the Company paid the lenders an amendment fee equal to 75 basis points, or 0.75%, of the facility. The complete text of the Waiver and Amendment will be included as an exhibit to a Current Report on Form 8-K to be filed by the Company with the U.S. Securities and Exchange Commission via EDGAR.

         The Waiver and Amendment requires the Company's completion of a comprehensive restructuring, including:

- the merger of the Company with its primary tenant, Corrections Corporation of America, or CCA, for non-cash consideration on or before September 15, 2000;

- the Company's election to be taxed as a C corporation, rather than as a REIT, for federal income tax purposes commencing with its 2000 taxable year; and

- the selection of new senior management of the Company through the appointment of a new chief executive officer and a new chief financial officer.

         The terms of the Waiver and Amendment also require the Company to: (i) satisfy its remaining REIT distribution requirements with respect to its 1999 taxable year through the issuance of securities; (ii) defer the payment of fees to CCA under the terms of certain existing agreements between the companies until the completion of the Company's merger with CCA; and (iii) use its commercially reasonable efforts to complete a common stock rights offering by December 31, 2000. The Waiver and Amendment also requires to the Company to engage a management consultant reasonably satisfactory to the Administrative Agent. In this regard, the Company has engaged Zolfo Cooper, LLC, which has been providing such consulting services to the Company since early May 2000.


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         As the result of the Waiver and Amendment, additional financial covenants were added under the facility to reflect the Company's operations after the merger, rather than as its current status a REIT, assuming the merger is completed. In addition, previously existing financial covenants have been waived through June 30, 2000 and certain temporarily liquidity thresholds will be monitored by the lenders prior to the Company's merger with CCA.

         The Waiver and Amendment also permits the Company to complete certain actions in connection with the restructuring and the raising of additional capital, including:

- the deferral of a majority of the rents owed the Company by CCA under the terms of the lease agreements between the companies until September 30, 2000; and

- the merger of the Company with the two private service companies for non-cash consideration.

The Waiver and Amendment also permits the Company to make required interest payments under the terms of the Company's 12% senior notes, due June 2006.

         The Waiver and Amendment requires that the Company complete certain transactions in order to prevent an event of default under the facility, including: (i) the merger of the Company with CCA on or before September 15, 2000; (ii) the Company's filing of preliminary proxy materials with the Commission on or before July 1, 2000 and the mailing of final proxy materials to the Company's stockholders on or before August 1, 2000, each with respect to the merger of the Company with CCA and the Company's operation as a C corporation beginning with its 2000 taxable year; and (iii) the "securitization" of the Company's Agecroft facility located in Salford, England on or before February 28, 2001 and providing proceeds to the Company of at least (pound)45.0 million. The Waiver and Amendment also provides that, among other things, it shall be an event of default under the terms of the credit facility if the Company:
(i) settles any of the shareholder litigation currently outstanding against the Company for cash amounts not fully covered by insurance; or (ii) declares and pays any dividends with respect to the Company's existing Series A Preferred Stock until the Company raises at least $100.0 million in additional equity.

TRANSACTIONS WITH PACIFIC LIFE

         On April 17, 2000, the Company announced a series of proposed restructuring transactions led by Pacific Life Insurance Company ("Pacific Life"), which includes, among other things, an equity investment in the Company by Pacific Life and the Company's common shareholders through completion of a $200.0 million common stock rights offering, backstopped 100% by Pacific Life. The Waiver and Amendment is effective regardless of whether or not the previously announced transactions between the Company and Pacific Life are completed. It is a condition to the parties' obligations under the terms of the Securities Purchase Agreement between the Company and Pacific Life that, among other things, the Company renew its existing credit facility on terms that are reasonably acceptable to Pacific Life. Accordingly, the Company expects to discuss the terms of the Waiver and Amendment with Pacific Life to determine whether the Waiver and Amendment is reasonably acceptable to Pacific Life and satisfies the condition contained in the Securities Purchase


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Agreement. During the negotiations of the Waiver and Amendment, Pacific Life indicated that the Waiver and Amendment should include an extension of the maturities of the loans outstanding under the facility. The Waiver and Amendment does not include such an extension. In the event Pacific Life determines that the terms of the Waiver and Amendment are not acceptable to it and that the condition is not satisfied, then the Company anticipates that it will proceed to complete the merger with CCA as contemplated by the Waiver and Amendment, subject to stockholder approval.

THE COMPANIES

         The Company's business is the development and ownership of correctional and detention facilities. Headquartered in Nashville, Tennessee, the Company leases jails and prisons to both private and governmental managers. The Company currently owns or is developing 50 correctional and detention facilities in 17 states, the District of Columbia and the United Kingdom.

         The companies doing business as "Corrections Corporation of America" provide detention and corrections services to governmental agencies. These companies are the industry leader in private sector corrections with more than 72,000 beds in 77 facilities under contract or under development in the United States, Puerto Rico, Australia and the United Kingdom. Their full range of services includes design, construction, renovation and management of new or existing jails and prisons, as well as long-distance inmate transportation services.

         This news release contains forward-looking statements within the meaning of Section 27(a) of the Securities Act of 1933, as amended, and Section 21(e) of the Securities Exchange Act of 1934, as amended. Actual results could differ materially from those set forth in the forward-looking statements.

Institutional Investor Contact: Alex Singal (615) 263-3005
Retail Investor Contact: Kerry Reitz (615) 263-0200

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